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                                                                       Exhibit 5



RICHARD A. SAMUELS
Direct Dial: (603) 628-1470
Internet:  rsamuels@mclane.com                          August 5, 1997


     EnergyNorth Natural Gas, Inc.
     1260 Elm Street, Box 329
     Manchester, NH  03105-0329

     Ladies and Gentlemen:

           You have requested our opinion as to certain matters concerning First Mortgage Bonds Designated as ____% Series E Bonds Due __________, 2027 of EnergyNorth Natural Gas, Inc. (the "Bonds") with respect to which you are filing a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "Registration Statement"). The Bonds are to be issued under the General and Refunding Mortgage Indenture dated as of June 30, 1997 between EnergyNorth Natural Gas, Inc. and Bank of New Hampshire as Trustee (the "Indenture") in an underwritten public offering pursuant to a vote of EnergyNorth Natural Gas, Inc.'s Board of Directors, as soon as practicable after the effective date of the Registration Statement.

           We have examined such corporate documents and made such investigations of matters of fact and law as we deemed necessary to the rendition of this opinion. We have assumed that there will be no material changes in the documents examined and the matters investigated. Based upon such examination and investigation, and upon those assumptions, we are of the opinion that the Bonds, when issued in accordance with the vote of the Directors and authenticated and delivered by the Trustee in accordance with the Indenture, will be duly authorized, legally issued, fully paid and nonassessable and will be binding obligations of EnergyNorth Natural Gas, Inc.

           We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included therein.


                                MCLANE, GRAF, RAULERSON & MIDDLETON,
                                PROFESSIONAL ASSOCIATION


                                By: /s/ Richard A. Samuels
                                   ------------------------------
                                   Richard A. Samuels